Exhibit 99.1

NEWS RELEASE For more information, contact: Paul D. Borja Executive Vice President / CFO Bradley T. Howes Investor Relations Officer (248) 312-2000 FOR IMMEDIATE RELEASE

Flagstar Enters into Agreement with Department of Justice

Announces Revised Fourth Quarter and Full Year 2011 Results

Reaffirms Guidance and Remains On-track to Achieve Profitability in 2012

TROY, Michigan. (February 24, 2012)—Flagstar Bancorp, Inc. (NYSE:FBC) (the “Company”), the holding company for Flagstar Bank, FSB (the “Bank”), today announced that the Bank has entered into an agreement (the “Agreement”) with the United States Department of Justice (the “DOJ”) relating to certain underwriting practices associated with loans insured by the Federal Housing Administration (“FHA”) of the Department of Housing and Urban Development (“HUD”). As a result of the Agreement, the Company will be revising its fourth quarter and full year 2011 financial results (as further described below). However, the Company is reaffirming the 2012 guidance it provided on its fourth quarter 2011 earnings call.

“Flagstar Bank is one of the leading originators and servicers of FHA insured loans, and we remain committed to continuing in that capacity,” said Joseph P. Campanelli, Chairman of the Board, President and CEO. “This agreement with the Department of Justice allows us to move forward, and to continue to focus on core operations and on serving our customers.”

Campanelli added, “As our recent results demonstrate, our mortgage origination, commercial and retail banking operations continue to perform well, positioning us to achieve profitability in 2012. Importantly, the default rates on the FHA loans we have underwritten continue to perform favorably relative to the rest of the industry. We are pleased to have resolved this matter and look forward to continuing as a committed partner with FHA and HUD. We look forward to executing on our strategic plan to grow and diversify our business and create value for our shareholders.”

Material Terms of Agreement with the DOJ

On February 24, 2012, the Bank and the DOJ entered into the Agreement pursuant to which the Bank will:

•	Agree to comply with all applicable HUD and FHA rules related to the continued participation in the direct endorsement lender program;

•	Make an initial payment of $15 million within 30 business days of the effective date of the Agreement;

•	Only upon the occurrence of certain future events (as further described below), become obligated to make payments of up to approximately $118 million (the “Additional Payments”); and

•	Complete a monitoring period by an independent third party chosen by the Bank and approved by HUD.

The Additional Payments will occur if and only if each of the following events happen:

•

The Company generates positive income for a sustained period, such that part or all of its Deferred Tax Asset (“DTA”), which has been offset by a valuation allowance (the “DTA Valuation Allowance”), is likely to be realized, as evidenced by the reversal of the DTA Valuation Allowance in accordance with US GAAP;

•	The Company is able to include capital derived from the reversal of the DTA Valuation Allowance in its Tier 1 capital; and

•

The Company’s obligation to repay the $266.7 million in preferred stock held by the U.S. Department of Treasury under the TARP program has been either extinguished or excluded from Tier 1 capital for purposes of calculating the Tier 1 capital ratio as described in the paragraph below.

Upon the occurrence of each of the future events described above, and provided doing so would not violate any banking regulatory requirement or the Office of Comptroller of Currency (the “OCC”) does not otherwise object, the Bank will begin making Additional Payments provided that (i) each annual payment would be equal to the lesser of $25 million or the portion of the Additional Payments that remains outstanding after deducting prior payments; and (ii) no obligation arises until the Bank’s call report as filed with the OCC, including any amendments thereto, for the period ending at least six months prior to the making of such Additional Payments, reflects a minimum Tier 1 capital ratio, after excluding any un-extinguished portion of TARP, of 11% (or higher ratio if required by regulators).

Revised Fourth Quarter and Full Year 2011 Financial Results

On January 24, 2012, the Company issued its earnings release announcing financial results for the fourth quarter and full year 2011. Subsequent thereto, the Company signed the Agreement and has determined that it will recognize an accrued liability, based upon the initial payment of $15 million as of December 31, 2011. The Company also expects to recognize an accrued liability as of December 31, 2011 relating to the Additional Payments, which it believes, for accounting purposes, will be based upon the fair value method.

The Company is currently assessing the fair value of the Additional Payments based on its current expectations of the timing of the payments, applicable discount rates and other factors. The Company believes that it will have an increase in net loss of between $25.9 million and $34.3 million for the fourth quarter 2011, which would include both the initial payment of $15 million and the fair value of the Additional Payments ranging from $10.9 million to $19.3 million. The fair value of the Additional Payments will be evaluated on a quarterly basis based upon the factors set forth above, each of which may vary substantially. As a result of the expected increase in net loss based on such range, the Bank expects its Tier 1 capital ratio at December 31, 2011 to range from 8.94% to 9.00%. Based on profitable operations during January 2012 and a slightly higher balance sheet at January 31, 2012, the Bank expects its Tier 1 capital ratio at January 31, 2012 to range from 9.15% to 9.21%.

The Company expects to issue a press release in the near future announcing the financial impact of the Agreement as of December 31, 2011.

About Flagstar

Flagstar Bancorp, Inc. is a full-service financial services company, offering a range of products and services to consumers, businesses, and homeowners. With $13.6 billion in total assets at December 31, 2011, Flagstar is the largest publicly held savings bank headquartered in the Midwest. As of December 31, 2011, Flagstar operated 113 branches in Michigan, 27 home loan centers in 13 states, and a total of four commercial banking offices in Massachusetts, Connecticut, and Rhode Island. Flagstar originates loans nationwide and is one of the leading originators of residential first mortgage loans. For more information, please visit www.flagstar.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that are difficult to predict and could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements contained in this press release and any information related to expectations about future events or results are based upon information available to the Company as of the date hereof. Forward-looking statements can be identified by such words as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “expects”, “estimates,” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company’s results of operations, including the timing and impact of the Agreement on financial results, the fair value of the Additional Payments, current expectations, plans or forecasts of core business drivers, credit related costs, asset quality, capital adequacy and liquidity, the implementation of the Company’s business plan and growth strategies, the result of improvements to the Company’s servicing processes, the Bank’s compliance with the terms and conditions of the Agreement, and other similar matters.

Forward-looking statements may cause actual results to differ materially from current expectations, therefore you should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, our Forms 10-K and 10-Q: the accuracy and ability to estimate the financial impact of the Agreement, including the fair value of the Additional Payments; the impact of performance and enforcement of commitments under, and provisions contained in, the Agreement; when or whether final regulatory and court approvals will be received and the Agreement will be finalized; and the timing of the recognition and payment of the Additional Payments. Except to the extent required under the federal securities laws and the rules and regulations promulgated by the SEC, the Company undertakes no obligation to update any such statement to reflect events or circumstances after the date on which it is made.